CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated September 27, 2018, relating to the financial statements of RiverNorth Opportunities Fund, Inc., for the period ended July 31, 2018, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus Supplement and “Fund Service Providers” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

March 12, 2019